                                                                   Exhibit 10.67

                               CASTLE BRANDS INC.

                                CREDIT AGREEMENT

                                FEBRUARY 12, 2007

                               CASTLE BRANDS INC.

                                CREDIT AGREEMENT

     This Credit Agreement (this "AGREEMENT") is made as of the 12th day of
February, 2007 by and among Castle Brands Inc., a Delaware corporation (the
"COMPANY") and the Frost Nevada Investments Trust, a Nevada business trust (the
"LENDER").

                                     RECITAL

     The Company desires to borrow from the Lender, and the Lender desires to loan to the Company up to an aggregate principal amount of $5,000,000 (the
"Commitment"), pursuant to the terms set forth in this Agreement.

                                    AGREEMENT

     In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

     1. DEFINITIONS.

     As used in this Agreement, the following capitalized terms have the following meanings:

     "ADVANCE" means the amount of US Dollars advanced pursuant to this
Agreement and as evidenced by the Note.

     "AFFILIATE" means, with respect to any Person, a Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of that
Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members;

     "AGREEMENT" means this Credit Agreement, as amended from time to time;

     "BUSINESS DAY" means any day other than a day on which commercial banks in
New York are required or permitted by law to be closed;

     "CLOSING" means the closing of the issuance of the Note;

     "COMMON STOCK" means the shares of common stock, $.01 par value, per share, of the Company;

     "COMPANY" has the meaning set forth in the introductory paragraph above;

     "EVENT OF DEFAULT" has the meaning set forth in Section 7 below;

     "EXCESS AMOUNT MATURITY DATE" shall have the meaning set forth in the Note;

     "EXCHANGE ACT" has the meaning set forth in Section 3.5 below;

     "MATERIAL ADVERSE EFFECT" means a change or effect that is materially adverse to the financial condition, assets, or operations of the Company, or will prevent the transactions contemplated by this Agreement;

     "MATURITY DATE" shall have the meaning set forth in the Note;

     "NOTE" means the promissory note issued pursuant to this Agreement at the
Closing, in substantially the form attached to this Agreement as Exhibit A;

     "PERSON" shall mean and include any individual, partnership, corporation
(including a business trust), joint stock company, limited liability company, unincorporated association, joint venture, governmental entity or other entity;

     "LENDER" has the meaning set forth in the introductory paragraph above; and

     "SECURITIES ACT" means the Securities Act of 1933, as amended;

     "SEC" has the meaning set forth in Section 3.5 below; and

     "SEC DOCUMENTS" has the meaning set forth in Section 3.5 below.

     2. AMOUNT AND TERMS OF CREDIT

          2.1 CLOSING AND ADVANCES. (a) Subject to the terms and conditions of this Agreement and the Note, the Lender agrees to make advances (the
"ADVANCE(S)") to the Company, from time to time from the date of this Agreement until the Maturity Date (as such terms are defined in the Note), at such times as the Company may request in writing. Each Advance, up to the Commitment, shall be in increments of $1,000,000. Each Advance to the Company shall be made on ten days prior written notice by the Company to the Lender at its address as set forth on the signature page herein. Subject to the terms and conditions of this
Agreement and the Note, the Lender agrees to make any requested Advance to the
Company on the date specified in the Advance Notice.

               (b) The Company shall execute and deliver to the Lender the Note to evidence the Commitment and the Advances, dated the date hereof, and substantially in the form of Exhibit A hereto (the "NOTE"). The Note shall represent the obligation of the Company to pay the amount of the Commitment or, if less, the aggregate unpaid principal amount of all Advances made by the
Lender to the Company. The date and amount of each Advance and any payment of principal with respect thereto shall be recorded by the Company on its books and records, and by the Lender on the grid portion of the Note.

               (c) At the Closing, the Lender shall deliver to the Company a validly executed IRS Form W-9 or, if applicable, Form W-8 BEN.

               (d) At the Closing, the Company shall pay the Lender a facility fee of US $150,000. Upon receipt by the Company of its first Advance under this
Credit Agreement, the Company shall promptly pay the Lender an additional facility fee of US $200,000.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to the Lender that:

          3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted. The Company or its representatives are duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

          3.2 AUTHORIZATION.

     All corporate actions on the part of the Company, its officers, directors and holders of Equity Securities necessary for (i) the authorization, execution and delivery of this Agreement and the Note, (ii) the performance of all obligations of the Company under this Agreement and the Note and (iii) the authorization, issuance and delivery of the Note have been taken or will be taken prior to the Closing, and this Agreement and the Note, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          3.3 COMPLIANCE WITH OTHER INSTRUMENTS; NO EVENTS OF DEFAULT.

     The Company is not in violation or default of any provisions of its
Certificate of Incorporation, as amended, or Bylaws, as amended, or of any instrument, judgment, order, writ, or decree, or under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound or of any provision of state or federal statute, rule or regulation applicable to the Company, the violation of which would have a
Material Adverse Effect. The execution, delivery and performance of this
Agreement, the issuance of the Note and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract

or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company in either case which would have a Material
Adverse Effect. No Event of Default shall have occurred or occur as a result of the Company's execution of this Agreement or the Note.

          3.4 DISCLOSURE.

     The Company has made available to the Lender such information as the Lender has requested for deciding whether to acquire the Note.

          3.5 FINANCIAL STATEMENTS.

     Since the date of the initial public offering of its common stock, the
Company has filed all reports required to be filed by it under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including pursuant to
Section 13(a) or 15(d) thereof (the foregoing materials, together with the
Company's registration statement on Form S-1, Registration No. 333-128676
(together with all amendments thereto), being collectively referred to herein as the "SEC DOCUMENTS")) and has filed any such SEC Documents in a timely fashion.
As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the United States Securities and Exchange
Commission (the "SEC") promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, were prepared in accordance with
GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the SEC), and fairly present in all material respects
(subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. The
Common Stock is traded on the American Stock Exchange.

     4. REPRESENTATIONS AND WARRANTIES OF THE LENDER.

     The Lender hereby represents and warrants to the Company that:

          4.1 AUTHORIZATION.

     The Lender has full power and authority to enter into this Agreement. This
Agreement, when executed and delivered by the Lender, will constitute a valid and legally binding obligation of the Lender, enforceable in accordance with its terms, except

as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

          4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT.

     This Agreement is made with the Lender in reliance upon the Lender's representation to the Company, which by the Lender's execution of this
Agreement, the Lender hereby confirms, that the Note to be acquired by the
Lender will be acquired for investment for the Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this
Agreement, the Lender further represents that the Lender does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Note. The Lender has not been formed for the specific purpose of acquiring the Note.

          4.3 KNOWLEDGE.

     The Lender is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Note.

          4.4 RESTRICTED SECURITIES.

     The Lender understands that the Note has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the
Lender's representations as expressed herein. The Lender understands that the
Note is "restricted security" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Lender must hold the Note indefinitely unless it is registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Lender acknowledges that the
Company has no obligation to register or qualify the Note for resale. The Lender further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note, and on requirements relating to the Company which are outside of the Lender's control, and which the Company is under no obligation and may not be able to satisfy.

          4.5 NO PUBLIC MARKET.

     The Lender understands that, except for the Common Stock, no public market now exists for any of the securities issued by the Company and the Company has made no assurances that a public market will ever exist for any of the Company's securities.

          4.6 ACCREDITED INVESTOR.

     The Lender is an accredited investor as defined in paragraphs (a)(1),
(a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501(a) of Regulation D promulgated under the Securities Act and is a business trust having a net asset value of at least $5,000,000 and was not formed to invest in the Company.

     5. CONDITIONS TO THE LENDER'S OBLIGATIONS TO MAKE ANY ADVANCE.

     The obligation of the Lender to make an Advance under the Note is subject to the fulfillment of each of the following conditions, unless otherwise waived by the Lender:

          5.1 REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Company contained in Section 3 shall be true on and as of each applicable Advance with the same effect as though such representations and warranties had been made on and as of the date of such Advance;

          5.2 COMPLIANCE WITH AGREEMENTS.

     The Company shall have performed under and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed by or complied with by the Company on or before any Advance;

          5.3 CONSENTS.

     The obtaining of all third party consents, approvals and waivers required for the Company to consummate the transactions contemplated by this Agreement;

          5.4 COMPLIANCE WITH LAWS.

     Compliance by the Company with all applicable federal and state securities laws with respect to the issuance of the Note.

     6. AFFIRMATIVE COVENANTS OF THE COMPANY.

     The Company will do all of the following for so long as the Note is outstanding:

          6.1 TAXES.

     Make timely payment of all material federal, state, and local taxes or assessments other than any taxes or assessments that the Company is contesting in good faith and deliver to the Lenders, on demand, appropriate certificates attesting to such payment.

          6.2 CORPORATE EXISTENCE AND COMPLIANCE WITH LAWS.

     Maintain its and its operating subsidiaries corporate existence and good standing under the laws of their state of incorporation and remain in good standing in each jurisdiction in which the failure to do so would have a
Material Adverse Effect.

     7. EVENTS OF DEFAULT.

     Any one of the following is an "EVENT OF DEFAULT":

          7.1 PAYMENT DEFAULT.

     If the Company fails to pay (i) any of the principal amount of and accrued interest on the Note on the Maturity Date or, if applicable, the Excess Amount
Maturity Date, of the Note or (ii) any fees or interest related to the Note when due, and such failure to pay such fees or interest remains unremedied after the
Company has received ten (10) Business Days prior written notice.

          7.2 COVENANT DEFAULT.

     If the Company fails to perform any obligation under Section 6 and as to any default that can be cured, has failed to cure such default within thirty
(30) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by the Company be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then the
Company shall have an additional reasonable period (which shall not in any case exceed sixty (60) additional days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default;

          7.3 INSOLVENCY.

     If the Company becomes insolvent or if the Company begins an insolvency proceeding or an insolvency proceeding is begun against the Company and not dismissed or stayed within ninety (90) days;

     8. MISCELLANEOUS.

          8.1 SUCCESSORS AND ASSIGNS.

     Subject to the limitations set forth herein, the Lender may assign this
Agreement and the rights and obligations conferred hereby, in whole or in part, only to eligible financial institutions and only upon the written consent of the
Company. Any assignment made in violation of this Section 8.1 is null and void.
The terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies,

obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          8.2 GOVERNING LAW.

     This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

          8.3 COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          8.4 TITLES AND SUBTITLES.

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          8.5 NOTICES.

     Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

          8.6 AMENDMENTS AND WAIVERS.

     Any term of this Agreement may be amended or waived only with the written consent of the Company and the holder of the Note.

          8.7 SEVERABILITY.

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this
Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          8.8 ENTIRE AGREEMENT.

     This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

          8.9 EXCULPATION BY LENDER.

     The Lender acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

                            [Signature Pages Follow]

     The parties have executed this Credit Agreement as of the date first written above.

                                        COMPANY:

                                        CASTLE BRANDS INC.

                                        By: /s/ Mark Andrews
                                            ------------------------------------
                                            Mark Andrews, Chairman & CEO

                                        Address: 29th Floor
                                                 570 Lexington Avenue
                                                 New York, NY 10022

                                        Facsimile Number: (646) 356-0222

                                        LENDER:

                                        FROST NEVADA INVESTMENTS TRUST

                                        By: /s/ Phillip Frost
                                            ------------------------------------
                                        Name: Phillip Frost

                                        Title: Trustee

                                        Address: 4400 Biscayne Blvd.
                                                 Suite 1500
                                                 Miami, Florida 33137

                                        Facsimile Number: (305) 575-6444